EXHIBIT 99.1

Press Release Issued by Two Rivers Water & Farming Company and GrowCo, Inc.

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GrowCo Signs Deal with Maryland Greenhouse Grower,

Leverages Capacity Through Regional Development

DENVER, Colorado – August 26, 2016 – GrowCo, Inc., a majority owned subsidiary of Two Rivers Water & Farming Company (OTCQB: TURV) (“Two Rivers”), announced today that it has signed a binding agreement to provide a 6 acre state of the art greenhouse to an existing greenhouse grower in Maryland who intends to file for a Maryland medical cannabis license.

Under the terms of the agreement, GrowCo will build up to six acres of greenhouse and provide administrative services to the grower, if and when, the grower obtains a cannabis license in Maryland.  Additionally, as part of the deal, the grower will be given a region consisting of Delaware, New Jersey, New York, Pennsylvania, Virginia and West Virginia to manage and develop.

John McKowen, CEO of GrowCo, stated, “GrowCo provides cannabis growers with the infrastructure and services to be the lowest cost, highest quality natural grower of cannabis in their state without GrowCo “touching the plant.”  We adjust the technological makeup of each greenhouse so that it’s perfectly suited to deal with the state’s climate.  By organizing our greenhouse expansion into regions of the United States we can leverage our skill set with local greenhouse entrepreneurs to meet the needs of cannabis growers in states adopting cannabis laws.”

GrowCo will bring online its first greenhouse in Pueblo County, Colorado in the next few days.  Growers leasing a GrowCo greenhouse can expect to grow a more natural premium product utilizing the sun’s energy and efficient water-based cooling systems rather than relying solely on expensive artificial lights and air conditioning systems, thereby substantially reducing the costs of production.  GrowCo expects production in its greenhouses to be at least double, and costs to be one-half per square foot, of the costs experienced in indoor artificial growing environments.

About GrowCo

GrowCo constructs state of the art computer-controlled greenhouses for licensed marijuana growers.  GrowCo is not a licensed marijuana grower or retailer.  GrowCo does not “touch the plant” and only provides growing infrastructure, growing materials and consulting services for licensed marijuana tenants.

About Two Rivers

Two Rivers is building a new water paradigm for the arid regions of the southwestern United States.  Two Rivers assembles its water assets by acquiring irrigated farmland with senior water rights.  Two Rivers transforms the value of its water rights and farmland by continually developing operations that generate higher revenues and better profit margins.  Two Rivers’ current farm operations convert feed crop farmland into fruit and vegetable crop production in Pueblo County Colorado.  In December 2012, Colorado legalized the personal use and cultivation of marijuana. As a result, Two Rivers began providing water, land, greenhouses and processing facilities for licensed marijuana growers in Colorado.

Forward-Looking Statements

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Actual results could differ from those projected in any forward-looking statements due to numerous factors, including the inherent uncertainties associated with developing and acquiring land and water resources.  There can be no assurance GrowCo will be able to initiate and operate its grow facilities in accordance with its business plans.  These forward-looking statements are made as of the date of this news release, and neither Two Rivers nor GrowCo assumes any obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:

John McKowen

Wayne Harding

Two Rivers Water & Farming Company

or

GrowCo, Inc.
(303) 222-1000
mailto:info@trgrowco.com

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